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                                                                    EXHIBIT 21.1

                       INVESTORS FINANCIAL SERVICES CORP.
                                  SUBSIDIARIES


Investors Bank & Trust Company
Massachusetts trust company

Investors Capital Trust I
Delaware trust

Investors Safe Deposit Corporation
Massachusetts corporation

Investors Securities Corporation
Massachusetts corporation

IBT Trust Company (Canada)
Canadian corporation

IBT Trust Company (Cayman), Limited
Cayman limited company

Investors Holding Corporation
Massachusetts corporation

IBT Vermont Insurance Company
Vermont corporation

Investors Capital Services, LLC
Delaware LLC

Investors California, LLC
Delaware LLC

Investors Securities Services Inc.
Massachusetts corporation

Investors Boston Securities Corporation
Massachusetts corporation

Investors Copley Securities Corp.
Massachusetts corporation

Investors Exeter Securities Corp.
Massachusetts corporation

Fenway Securities Corp.
Massachusetts corporation

Investors Trust Holdings Ireland
Irish company

Investors Financial Services (Ireland) Limited
Irish limited company

Investors Trust & Custodial Services (Ireland) Limited
Irish limited company

Investors Fund Services (Ireland) Limited
Irish limited company